UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 CENTRAL EXPRESSWAY,
	SANTA CLARA, CALIFORNIA	95051
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 731-5000

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

     On August 30, 2006, a shareholder derivative lawsuit was filed in the United States District Court for the Northern District of California naming the Company as a nominal defendant and naming several of the Company's current and former officers and directors as defendants. The complaint alleges that the defendants breached their fiduciary duty by backdating stock option grants, as well as violations of federal securities laws in connection with the dissemination of the Company's financial and proxy statements, violations of Generally Accepted Accounting Principles and violations of Section 162(m) of the Internal Revenue Code. The complaint further alleges that the officer defendants were unjustly enriched as a result of their receipt and retention of backdated stock option grants. Plaintiff seeks to recover, on behalf of the Company, unspecified equitable relief and disgorgement of any backdated stock options or the proceeds of any related exercised stock options from the individual officer defendants, as well as an award of attorneys' fees and costs. The Company may be subject to other lawsuits from private plaintiffs concerning this subject area, and the Company does not currently expect to disclose these additional lawsuits which are based on allegations substantially similar to those described above. The Company expects to contest vigorously the backdating allegations in the complaint.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Dated:	September 6, 2006	By:	/S/ BARBARA A. CAULFIELD

			Name:	Barbara A. Caulfield
			Title:	Executive Vice President and
General Counsel